UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report

February 27, 2007

(Date of earliest event reported February 21, 2007)

Capital One Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of 2007 Base Salary, Bonus and Long Term Incentive Awards

On February 21, 2007, the Independent Members of the Board of Directors of Capital One (the “Company”) and the Compensation Committee (the “Compensation Committee”), in a joint meeting, approved a number of compensation related items for its named executive officers (the “Named Executive Officers”) as detailed below. These items exclude the Chief Executive Officer, whose 2007 compensation was approved on December 11, 2006 and disclosed in a Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 14, 2006.

The compensation structure for the Named Executive Officers includes Base Salary, Annual Bonus and Long-Term Incentive Awards. Increases in 2007 total target compensation for the Named Executive Officers, subject to actual company and individual performance over the course of the year, ranged from 3% to 13% relative to 2006 targets. Individual increases were based on performance, role scope, market compensation trends, and other relevant factors.

Base Salary: The Independent Members of the Board and the Compensation Committee approved base salary increases, reflecting the Board’s desire to adjust salaries to align with market pay levels.

Annual Bonus: The Independent Members of the Board and the Compensation Committee approved performance metrics for 2007 Annual Bonus awards. Bonus payments are based on both company and individual performance, with greater emphasis on company performance for Named Executive Officers. Company performance will be measured based on Capital One’s earnings per share growth relative to its Annual Operating Plan. Each executive’s target bonus opportunity is established based on individual factors such as role scope and market compensation trends. Awards for the Company performance component may range from 0% to 200% of the target amount, while awards for the individual performance component may range from 0% to 150% of the target amount.

The 2007 annual bonus payments will be based on performance for the year ending December 31, 2007. At present, it is expected that 2007 annual bonus payments to the Company’s Named Executive Officers will be made in March 2008.

Long-Term Incentive Awards: The Independent Members of the Board and the Compensation Committee approved targets for the 2007 Long-Term Incentive Awards. The Independent Members of the Board and the Compensation Committee also approved the mix of vehicles for the delivery of long-term incentive awards to Named Executive Officers. The value of awards will be delivered 55% through nonqualified stock options and 45% through restricted stock. The target amounts include certain financial metrics for restricted stock awards based on Capital One’s earnings per share growth relative to its Annual Operating Plan. Payouts on long-term incentive awards may range from 0% to 125% of the target amount, depending on Company and individual performance for 2007.

The 2007 Long-Term Incentive Awards will be made based on performance for the year ending December 31, 2007. At present, it is expected that 2007 Long-Term Incentive Awards to the Company’s Named Executive Officers will be granted in March 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION
Date: February 27, 2007
/s/ John G. Finneran, Jr.
	Name:	John G. Finneran, Jr.
	Title:	General Counsel and Corporate Secretary

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